EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering the securities of Cullen/Frost Bankers, Inc. offered pursuant thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 2, 2007

Signature	Title

/s/ T.C. Frost T.C. Frost	Senior Chairman of the Board and Director

/s/ Richard W. Evans, Jr. Richard W. Evans, Jr.	Chairman of the Board and Director (Principal Executive Officer)

/s/ Phillip D. Green Phillip D. Green	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ R. Denny Alexander R. Denny Alexander	Director

/s/ Carlos Alvarez Carlos Alvarez	Director

/s/ Royce S. Caldwell Royce S. Caldwell	Director

/s/ Crawford H. Edwards Crawford H. Edwards	Director

Signature	Title

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director

/s/ Patrick B. Frost Patrick B. Frost	Director and President of The Frost National Bank

/s/ Karen E. Jennings Karen E. Jennings	Director

/s/ Richard M. Kleberg, III Richard M. Kleberg, III	Director

/s/ Robert S. McClane Robert S. McClane	Director

/s/ Ida Clement Steen Ida Clement Steen	Director

/s/ Horace Wilkins, Jr. Horace Wilkins, Jr.	Director